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                                                                     EXHIBIT 4.1

                       PIONEER-STANDARD ELECTRONICS, INC.
                              AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN


         1.      PURPOSE OF THE PLAN

         The Plan is intended to provide a method of providing key employees of Pioneer-Standard Electronics, Inc. (the "Company") and its subsidiaries with greater incentive to serve and promote the interests of the Company and its shareholders. The premise of the Plan is that, if such key employees acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such key employees to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such employees as may be selected to participate in the Plan options to purchase Common Shares, without par value ("Shares"), of the Company on the terms and subject to the conditions set forth in the Plan.

         2.      ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Executive Committee of the Board of Directors or by such other Committee composed of no fewer than three (3) disinterested members of the Board of Directors of the Company as may be designated by the Board of Directors (the "Committee"), provided that the Committee shall not include any person who has been granted or awarded equity securities under the Plan or under any other plan of the Company entitling the participants therein to acquire Shares or options to purchase Shares of the Company at any time within the twelve (12) month period immediately preceding the date on which such person becomes a member of the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.

         Subject to the provisions of the Plan, the Committee shall have full and final authority, in its absolute discretion, (a) to determine the employees to be granted options under the Plan, (b) to determine the number of Shares subject to each option, (c) to determine the time or times at which options will be granted, (d) to determine the option price of the Shares subject to each option, which price shall not be less than the minimum specified in
Section 6 of the Plan, (e) to determine the time or times when each option becomes exercisable and the duration of the exercise period, (f) to prescribe the form or forms of the agreements evidencing any options granted under the Plan (which forms shall be consistent with the Plan), (g) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan, and (h) to construe and interpret the Plan, the rules and regulations and the agreements evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any decision made or action taken in good faith by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the Plan and upon any person claiming under or through such an optionee, and no member of the Board of Directors shall be liable for any such decision made or action taken by the Committee.

         3.      SHARES AVAILABLE FOR OPTIONS

         Subject to the provisions of Section 9 of the Plan, the aggregate number of Shares for which options may be granted under the Plan shall not exceed seven hundred fifty thousand (750,000).

         The Shares to be delivered under exercise of options under the Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but





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unissued Shares of the Company or from Shares held by the Company as treasury shares, including Shares purchased in the open market.

         If an option granted under the Plan shall expire or terminate unexercised as to any Shares covered thereby, such Shares shall thereafter be available for the granting of other options under the Plan.

         Options granted under the Plan shall constitute either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), hereinafter referred to as "incentive stock options", or non-qualified stock options as the Committee shall determine with respect to each option granted on or after such date.

         4.      ELIGIBILITY

         Options will be granted only to persons who are employees of the Company, of a subsidiary of the Company, or of the Company's fifty percent (50%) - owned affiliate. The term "subsidiary" as used herein shall mean any corporation, a majority of the stock of which having normal voting rights is owned directly or indirectly by the Company. The term "employees" shall include officers as well as all other employees of the Company and its subsidiaries and shall include Directors who are also employees of the Company or of a subsidiary of the Company. Neither the members of the Committee nor any other member of the Board of Directors who is not an employee of the Company (or of a subsidiary of the Company) shall be eligible to receive an option under the Plan. Each grant of an option shall be evidenced by an agreement executed on behalf of the Company by the Chairman of the Board or another executive officer and delivered to and accepted by the optionee.

         In selecting the persons to whom options shall be granted under the Plan, as well as in determining the number of Shares subject to and the type and terms and provisions of each option, the Committee shall weigh such factors as it shall deem relevant to accomplish the purpose of the Plan, namely, to enhance the incentive of those key employees of the Company and its subsidiaries who exert authority over and are responsible for the management and conduct of the Company's business. A person who has been granted an option under the Plan may be granted an additional option or options if the Committee shall so determine.

         5.      TERM OF OPTIONS

         The full term of each option granted under the Plan shall be such period as the Committee shall determine, but shall not be more than ten (10) years from the date of granting thereof; provided, however, that if an employee to whom an incentive stock option is granted is at the time of grant of the incentive stock option an owner as defined in Section 425(d) of the Code of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (hereinafter referred to as a "Substantial Shareholder") no incentive stock option granted to such an employee shall be exercisable after the expiration of five (5) years from the date of grant of such option.

         Each option shall be subject to earlier termination as provided in Paragraphs (c) and (d) of Section 8.

         6.      OPTION PRICE

         The option price shall be determined by the Committee at the time any option is granted but shall not be less than one hundred percent (100%) of the fair market value of the Shares covered thereby at the time the option is granted, such fair market value to be determined in accordance with procedures to be established by the Committee; provided, however, that if an employee to whom an incentive stock option is granted is at the time of the grant of the incentive stock option a Substantial Shareholder, the option price shall be determined by the Committee from time to time but shall never be less than one hundred ten percent (110%) of the fair market value of the Company's Shares on the date such option is granted.





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         7.      NON-TRANSFERABILITY OF OPTION

         No option granted under the Plan shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; and such option may be exercised during the optionee's lifetime only by the optionee or by his guardian or legal representative.

         8.      EXERCISE OF OPTIONS

         (a) Each option granted under the Plan shall be exercisable on such date or dates and during such period and for such number of Shares as shall be set forth in the agreement evidencing such option.

         (b) A person electing to exercise an option shall give written notice to the Company of such election and the number of Shares such person has elected to purchase and shall, at the time of exercise, tender the full purchase price of the Shares such person has elected to purchase. The purchase price may be paid either in cash or in the Company's Shares (excluding fractional shares), or a combination thereof; provided, however, that the practice known as "Pyramiding", which involves successive option exercises using Shares received from a preceding exercise to immediately exercise another option and so on, shall not be permitted. Shares delivered in payment of the purchase price shall be valued at the fair market value of such Shares on the date immediately preceeding the exercise of the option. Until such person has been issued a certificate or certificates for the Shares so purchased, such person shall possess no rights of a record holder with respect to any such Shares.

         (c) No option shall be affected by any change of duties or position of the optionee (including transfer to or from a subsidiary), so long as such optionee continues to be an employee of the Company or one of its subsidiaries. If an optionee shall cease to be an employee for any reason other than death, the options held by such optionee shall thereafter be exercisable only to the extent of the purchase rights, if any, which had accrued as of the date of such cessation, provided that the Committee may provide in the agreement evidencing any option that the Committee may in its absolute discretion, upon any such cessation of employment, determine (but shall be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional Shares covered by such option. Upon any such cessation of employment, such accrued rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the full term of the option or (B) the expiration of thirty (30) days from the date of such cessation of employment if by reason of discharge or if by reason of voluntary quit. The agreements evidencing options granted under the Plan may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted hereunder shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to limit or interfere in any way with the right of the Company or its subsidiaries to terminate such optionee's employment at any time, with or without cause.

         (d) Should an optionee die while in the employ of the Company or one of its subsidiaries or within thirty (30) days after cessation of such employment, such person as shall have acquired, by will or by the laws of descent and distribution (the "personal representative"), the right to exercise any option theretofore granted such optionee may, in either case, exercise such option at any time prior to expiration of its full term or one (1) year from the date of death of the optionee, whichever is earlier, provided that any such exercise shall be limited to the purchase rights which had accrued as of the date when the optionee ceased to be an employee, whether by death or otherwise, and provided further, however, that the Committee may provide in the agreement evidencing any option that all Shares covered by such option shall become subject to purchase immediately upon the death of the optionee.

         (e) In the case of incentive stock options, the aggregate fair market value (determined as of the date the option is granted) of the Shares with respect to which options are exercisable for the first time by any individual during any calendar year (under this Plan and all such plans of the Company and any parent or subsidiary corporation) shall not exceed $100,000.





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         9.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         In the event of any change in the number of outstanding Shares through the declaration of share dividends, share splits, or consolidations, through recapitalizations, or by reason of any other increase or decrease in the number of outstanding Shares effected without receipt of consideration by the Company, the number of Shares available and reserved for options which may thereafter be granted, the number of Shares reserved for and subject to any options outstanding but unexercised, and the price per share payable on the exercise of any options outstanding but unexercised, shall be adjusted as the Committee considers appropriate, and all such adjustments by the Committee shall be conclusive and binding upon all optionees under the Plan and upon any person claiming under or through such an optionee.

         10.     ISSUANCE OF SUBSTITUTE OPTIONS

         The Committee may also make a determination, subject to approval and authorization by the Board of Directors, to issue options having terms and provisions which vary from those specified herein, provided that any options issued pursuant to this Section are issued in substitution for, or in connection with the assumption of, existing options issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation in which the Company or a subsidiary is a party.

         11.     AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

         The Board of Directors may at any time terminate or from time to time amend or suspend the Plan; provided, however, that no such amendment shall, without approval of the shareholders of the Company, except as provided in
Section 9 hereof, (a) increase the aggregate number of Shares as to which options may be granted under the Plan; (b) change the minimum option exercise price; (c) increase the maximum period during which options may be exercised;
(d) extend the effective period of the Plan; (e) modify the requirements for participation in the Plan; or (f) permit the granting of options to members of the Committee. No option may be granted during any suspension of the Plan or after the Plan has been terminated and no amendment, suspension or termination shall, without the optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to such person under the Plan.

         12.     EFFECTIVE DATE AND DURATION OF PLAN

         This Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding Shares present in person or by proxy and entitled to vote on this Plan at the Annual Meeting of the Shareholders of the Company on July 23, 1991, or any adjournment thereof. No options may be granted under this Plan subsequent to July 22, 2001.


431/15154HFB.400





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